LICENSE AGREEMENT


         This LICENSE AGREEMENT (the "Agreement" or "License Agreement") is effective December 5, 2005, (hereinafter Effective Date) between ** (hereinafter "Licensee") and Specialized Health Products International Inc., a corporation of the State of Utah having an office at 585 West 500 South, Bountiful, Utah 84010 (hereinafter "SHPI" or "Licensor"). Licensee and SHPI shall, from time to time, be referred to individually as a Party or collectively as the Parties.

                              W I T N E S S E T H:

         WHEREAS SHPI has certain proprietary patent rights ("Patents" as set forth below) relating to peripheral safety IV catheter devices, and pursuant to the provisions of this Agreement desires to non-exclusively license certain rights in spring-type positioning member technology ("Technology" as set forth below) to Licensee inside of Licensee's intended field of use for peripheral safety IV catheter devices (the "Field of Use" as set forth below);

         WHEREAS Licensee is interested in obtaining rights under these Patents and undertaking development and commercialization activities in the Field of Use; and

         WHEREAS, SHPI and Licensee desire that commercial products ("Products" as set forth below) resulting from Licensee's development and commercialization activities be available to commercial markets.

         NOW, THEREFORE, the Parties hereto agree as follows:

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                             ARTICLE 1 - DEFINITIONS

         Where used in this Agreement, the following terms shall have the meanings attributed to them herein:

         1.1 "Affiliate" shall mean, as to either Party, any entity, which directly or indirectly controls, is controlled by or under common control with such Party, but only so long as such control exists.

         1.2 "Effective Date" shall mean the date first set forth above.

         1.3 "First Commercial Sale Date" shall mean the date when the first Net Sales of a Product occurs.

         1.4 "First Cumulative Sale Date" shall mean the date when cumulative Net Sales of Products reach one million (1,000,000) units.

         1.5 "Products" shall mean peripheral IV catheter products having the Technology that are covered by any Valid Claim of an issued or granted patent included in Patents, for each country in which such products are made, used or sold. Products shall mean only those component products of a collection of products that Licensee may manufacture, assemble and/or sell as a packaged product that, but for the license granted hereunder, infringe any Valid Claim of an issued or granted patent for the Technology. For example, if Licensee should manufacture and sell a peripheral safety IV catheter Product as part of a larger surgical kit, including other products, which themselves are not Products under this Agreement, the surgical kit would not be a Product, only the component peripheral safety IV catheter would be a Product. Further, any additional component, such as a catheter valve, that is not covered by the Patents, would not be a Product. Moreover, "Products" specifically excludes peripheral safety IV catheter devices utilizing various embodiments of friction elements to cause inclination of a binding member into a binding position on a needle as disclosed in the Patents.

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         1.6 "Net Sales" shall mean revenue invoiced by Licensee, an Affiliate of Licensee, or any Sub-Licensee of Licensee on account of the sale of Products to independent third parties less the following amounts: (i) discounts, including cash discounts, rebates, chargebacks and retroactive price reductions or allowances, actually granted from any billed amount, and fees paid to distributors; (ii) credits or allowances actually granted upon claims, rejections or returns, including recalls, regardless of the party requesting such return or recall; (iii) charges for freight, insurance, handling and transportation separately identified on an invoice or other documentation maintained in the ordinary course of business, and (iv) sales, value added or other excise taxes and import duties to the extent invoiced to the customers and to the extent such taxes are remitted to the applicable taxing authority. If Products are sold by Licensee as a component of a kit, tray or system that also contains products, subcomponents or modules that are not Products, the Net Sales attributable to such kit, tray or system shall only include the net value of the Products, calculated as a percentage of the net price of the kit, tray or system based on the relationship of Licensee's retail price for the applicable Products, if sold separately, compared to Licensee's retail price for the entire kit, tray or system.

         1.7 "Patents" shall mean all patent applications filed in any country claiming benefit of the filing date of any of the patents, or applications and listed in Exhibit 1.7 hereunder, including all continuation, continuation-in-part, divisional, and renewal applications thereof, all patent applications and patents granted thereon, and all reissues, re-examinations and extensions thereof to the extent that they contain, or are amended to contain, a claim covering the Technology.

         1.8 "Technology" shall mean a positioning member integral with a binding member having one or more binding surfaces, wherein the positioning member pushes against a needle and the binding member inclines by pushing of the positioning member when a portion of the retainer in contact with the needle is

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advanced past a distal end of the needle, as disclosed in the Patents. An example of the Technology is a leaf spring integral to the binding member for positioning the binding surfaces to secure a shield to the needle. "Technology" specifically excludes various embodiments of friction elements to cause inclination of a binding member into a binding position on a needle as disclosed in the Patents.

         1.9 "Term" of the Agreement shall mean the period of time commencing on the Effective Date and ending on the date of the expiration of the last of the issued or granted patents to expire included in the Patents, unless earlier terminated in accordance with Article 8, in which case the "Term" would end upon such earlier termination.

         1.10 "Valid Claim" shall mean a claim of an issued or granted patent of the Patents which has not lapsed or become abandoned, which claim has not been declared invalid or unenforceable by a final, non-appealable decision or judgment of a court of competent jurisdiction, and which claim covers the Technology.

         1.11 "Calendar Quarter" shall mean a calendar quarter ending March 31, June 30, September 30 or December 31 of a given calendar year.

         1.12 "Field of Use" shall mean medical or veterinary applications related to any peripheral safety IV catheter connected to or placed in a patient's body.

         1.13 "Territory" shall mean the entire world.

         1.14 "Sub-Licensee" shall mean a person or entity licensed by Licensee under Article 2.1.

         1.15 "Royalty Year" shall mean annual periods, with "Year 1" beginning upon the earlier of (a) the end of the Calendar Quarter containing the First Cumulative Sale Date or (b) six months after the end of the Calendar Quarter containing the First Commercial Sale Date.

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                            ARTICLE 2 - LICENSE GRANT

         2.1 SHPI hereby grants to Licensee and its Affiliates a non-exclusive license, with the right to sublicense upon written approval of SHPI, which approval shall not be unreasonably withheld, under the Patents for the Technology to make, have made, develop, have developed, use offer to sell, sell, lease, transfer, import or otherwise dispose of the Products within the Field of Use in the Territory for the Term under the terms and conditions set forth herein.

         2.2 SHPI covenants not to sue Licensee and its Affiliates for commercializing peripheral safety IV catheters incorporating ** Products that include the Technology during the Term. This covenant applies to all patents or patent applications owned or controlled by or licensed to SHPI or its Affiliates as of July 18, 2005, onward during the Term. No other right or license is granted by SHPI to Licensee, or by Licensee to SHPI, for any other intellectual property right.

                            ARTICLE 3 - CONSIDERATION

         3.1 In consideration of SHPI's grants to Licensee under Article 2, Licensee shall pay SHPI:

         3.1.1 A non-refundable fee of five hundred thousand U.S. dollars ($500,000) within twenty four (24) hours of the Effective Date.

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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         3.1.2 Two hundred fifty thousand U.S. dollars ($250,000) within thirty
(30) days of the date when SHPI first obtains a first U.S.-issued Patent having a Valid Claim.

         3.1.3 Two hundred fifty thousand U.S. dollars ($250,000) within thirty
(30) days of the First Commercial Sale Date.

         3.1.4 If the First Commercial Sale Date has not occurred by January 1, 2008, and Licensee has not terminated this Agreement, Licensee shall pay fifty thousand dollars ($50,000) per Calendar Quarter thereafter, due no later than sixty (60) days after each such Calendar Quarter, until the Calendar Quarter containing the First Commercial Sale Date or the earlier termination of this Agreement. The first five (5) quarterly payments under this Article 3.1.4 shall be creditable against the $250,000 payment under Article 3.1.3.

         3.1.5 A quarterly royalty ("Quarterly Royalty") due no later than sixty
(60) days after each Calendar Quarter, and equal to ** of Net Sales of Products made, used or sold in a country covered by a Valid Claim.

         3.1.6 In the event that the royalties paid under Article 3.1.5 do not reach the amounts specified below for each Royalty Year, then make-up payments shall be made by Licensee no later than sixty (60) days after the end of that Royalty

         Year to achieve a "Minimum Annual Royalty" as follows:

                   Royalty Year 1:           **
                   Royalty Year 2:           **
                   Royalty Year 3:           **
                   Royalty Year 4 and thereafter: **

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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         If the Agreement terminates earlier than the last day of a given
Royalty Year, the payment hereunder shall be prorated based on the number of days this Agreement was in force during that Royalty Year.

         3.2 Neither Licensee nor any licensee of Licensee shall pay a royalty on any sale of Products between them or an Affiliate, and both Licensee and any licensee of Licensee shall pay only one (1) royalty hereunder with respect to the ultimate sale of any Products no matter how many patents or claims may cover the sold Products or intermediate parties may be involved in the ultimate sale of such Products.

         3.3 Licensee's royalty obligation in Article 3.1.5 with respect to Net Sales of Products made, used or sold in a given country shall terminate upon expiration of the last patent to expire included in the Patents having a Valid Claim covering such Products in that country.

         3.4 No later than sixty (60) days after each Calendar Quarter, Licensee shall deliver to SHPI reasonably detailed written reports of Net Sales of Products for the previous Calendar Quarter and a calculation of and payment for royalties due for the previous Calendar Quarter in which Products were sold. Licensee shall keep (and contractually obligate any licensees to keep) accurate books and records of Products

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         3.5 sales and of all payments due SHPI hereunder for two years after
Licensee (or any Affiliate or licensee) has made or was required to make any payment under this Agreement.

         3.6 SHPI shall have a right to nominate an independent accountant acceptable to and approved by Licensee, which approval shall not be unreasonably withheld, to inspect books and records directly related to royalties for Products. Such accountant must have suitable qualifications to carry out an audit of such books and records and be of good professional standing. Licensee (or any licensee of Licensee, and any relevant Affiliate of either) shall permit (during reasonable business hours and upon the approved independent accountant's execution of an appropriate confidentiality agreement) the independent accountant access to records related to Net Sales for the sole purpose of verifying the royalty payable as provided for in this Agreement for any preceding, two- (2) year period. Any such access rights to accounting records may not be exercised more than once in any calendar year, unless any audit uncovers a material discrepancy - in which case such right can be exercised quarterly for the next four (4) Calendar Quarters. The independent accountant shall not be permitted to disclose to SHPI any information other than what may be required to confirm the accuracy of Licensee's (or a licensee's) royalty report and any payments made under this Agreement. Costs of any audit shall be borne by SHPI.

         3.7 Currency for all payments made under this Agreement shall be United States dollars.

         3.8 Any sum required under United States tax laws, or the tax laws of any other country, to be withheld by Licensee from payments due to SHPI hereunder shall be promptly paid by Licensee to the appropriate tax authority, and Licensee shall deliver, upon receipt of SHPI's written request therefore, an

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official tax receipt or other appropriate evidence that is sufficient for SHPI to support any claim that it may file for an income tax credit in respect of any sum so withheld.

                        ARTICLE 4--MOST FAVORED LICENSEE

         4.1 If SHPI grants rights to the Technology in the Field of Use to another person or entity after the Effective Date, SHPI agrees to notify Licensee within twenty (20) days of executing such grant ("Subsequent Grant"). Licensee shall have the right, at its sole discretion, to adjust the terms of this Agreement to match such Subsequent Grant. The term "Subsequent Grant" shall not include grants by SHPI which include rights to various embodiments of friction elements to cause inclination of a binding member into a binding position on a needle as disclosed in the Patents.

                   ARTICLE 5 - INTELLECTUAL PROPERTY OWNERSHIP

         5.1 Any inventions, discoveries, improvements, developments, or trade secrets, whether patentable or not, made, conceived or developed by SHPI, alone or jointly with Licensee, related to the Technology and having applications within the Field of Use (collectively "Improvements"), as made, conceived or developed, shall become non-exclusively licensed to Licensee and its Affiliates within the Field of Use. SHPI shall retain all rights outside the Field of Use to any Improvements developed solely by SHPI. SHPI shall have a non-exclusive, royalty-free, worldwide license outside the Field of Use to any Improvements developed jointly with Licensee. SHPI shall notify Licensee of any such Improvements and shall execute any license agreements or other documents reasonably requested by Licensee to secure Licensee's rights in and to such Improvements related to the Technology and having applications within the Field of Use.

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                             ARTICLE 6 - WARRANTIES

         6.1 SHPI represents and warrants that it has sole right, title, and interest, free and clear of any lien or other encumbrance or restrictions, in and to the Patents. Except for the rights of Becton, Dickinson and Company to match as set forth in Section 11.8(c), SHPI further warrants that : (i) it has the right to license the Patents to Licensee in accordance with and subject to the terms and conditions of this Agreement, and to enter into and to agree to the terms and conditions of this Agreement; (ii) there is no pending claim or demand of any person pertaining to, or any proceeding pending or, to the best knowledge of SHPI threatened, which challenges the exclusive rights of SHPI in respect of the Patents or the Technology; and (iii) none of the Technology is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency.

         6.2 Each Party warrants that it has the full right, power and authority to enter into and to agree to the terms and conditions of this Agreement and that, when executed and delivered, this Agreement will be a legal and valid obligation binding upon such Party in accordance with the terms hereunder. Except for the rights of Becton, Dickinson and Company to match as set forth in
Section 11.8(c), no consent, approval, authorization order, filing, registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by either Party in connection with the execution and delivery of this Agreement by that Party or the consummation by such party of the transactions contemplated hereby.

         6.3 Each Party (the "Warranting Party") warrants, represents and acknowledges to the other Party that this Agreement does not in any way constitute a violation of any other agreement that the Warranting Party may have with any other third party.

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         6.4 To the best knowledge of SHPI, none of the Technology is being infringed upon by others or used by others, whether or not such use constitutes infringement, or has been the subject of dispute, and whether or not resulting in litigation. SHPI further warrants and represents that, to the best of its knowledge, the Patents are valid, and will be valid upon grant or issuance, and SHPI has, to the best of its knowledge, followed all material and applicable patent rules, procedures and laws in countries where one or more of the Patents have been filed or have issued.

         6.5 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HERETO MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING EXPRESS OR IMPLIED, WITH RESPECT TO THE TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF VALIDITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

                           ARTICLE 7 - INDEMNIFICATION

         7.1 Licensee agrees to indemnify, defend and hold SHPI, SHPI's Affiliates and each of their respective officers, directors, employees, agents, successors and assigns, harmless from and against any and all claims, suits, proceedings, liabilities, losses, costs, damages, fees or expenses, including court costs and reasonable attorneys fees and expenses (collectively "Losses"), arising out of or due to third party claims related to the research, development, manufacture, promotion, distribution and sales, and commercialization of Products within the Field of Use by Licensee and its Affiliates and Sub-Licensees.

         7.2 In order for SHPI (the "Indemnified Party") to make a claim for indemnification hereunder, the Indemnified Party must promptly notify Licensee (the "Indemnifying Party"), in writing, of the commencement of any indemnifiable claim or legal action initiated against the Indemnified Party. The Indemnifying

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Party shall be entitled to assume the defense and control of such matter (with counsel of its choice) at its expense; provided, however, that the Indemnifying Party shall not settle any such matter without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall be fully and completely advised of the status and progress of any such matter. The Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such matter after the Indemnifying Party has assumed such defense. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of any such matter.


                      ARTICLE 8 - TERMINATION OF AGREEMENT

         8.1 Subject to the terms of this Article 10, this Agreement may be terminated at any time prior to expiration of the Term as follows:

         8.1.1 If at any time either Party (the "Breaching Party") shall fail to comply in any material respect with any of its obligations hereunder, upon sixty
(60) days prior written notice to the Breaching Party, if such failure is not cured within such sixty (60) day notice period, provided that if, as a practical matter, such cure cannot be accomplished within a sixty (60) day period, no such termination shall result and the period for such cure shall be extended as long as the Breaching Party is diligently pursuing a cure thereof and provided that, in any event, such cure period, together with any such extension, shall not exceed one hundred twenty (120) days;

         8.1.2 Upon thirty (30) days prior written notice by Licensee to SHPI at any time, without cause, except that December 30, 2008 is the earliest that this Agreement can be terminated by Licensee without cause.

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         8.2 All rights and obligations of the Parties, which accrue on or before the effective termination date, shall be fully enforceable by either Party after termination.

         8.3 The Parties expressly reserve all rights and remedies at law and in equity not inconsistent with this Article 8, including specifically but without limitation damages, injunctive and other provisional relief. Subject to provisions of applicable bankruptcy law, the provisions of this Agreement shall be binding upon each Party's estate or any trustee appointed by a court of competent jurisdiction in connection with any bankruptcy of that Party.

         8.4 The following provisions of this Agreement shall survive and remain in full force and effect in accordance with their terms notwithstanding and following termination of this Agreement: Article 5 (Intellectual Property Ownership), Article 6 (Warranties), Article 7 (Indemnification), Article 8 (Termination), and Article 11 (General).

                            ARTICLE 9 - INFRINGEMENT

         9.1 In the event that a third party files an action or asserts a claim against Licensee or an Affiliate of Licensee alleging that any of the Products marketed and sold by Licensee and its Affiliates infringes any patent or other intellectual property right of such third party relating and/or similar to the Technology, Licensee shall have the right, during the period in which such litigation is pending, to hold back fifty percent (50%) of Quarterly Royalty payments (including Minimum Annual Royalty payments) due SHPI up to the amount of all reasonable litigation expenses (including attorneys fees) incurred by Licensee in connection with the defense of such action or claim and any judgment or settlement resulting therefrom. If, pursuant to any settlement or judgment

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resulting from any such claim, Licensee is required to make any ongoing royalty or other payments to any third party, the royalty amounts due SHPI hereunder shall be reduced by the lesser of royalties and/or other monies paid by Licensee to such third party or fifty percent (50%) of the royalty amounts otherwise owed to SHPI for the duration of Licensee's obligation to such third party to pay such royalties or other payments. Licensee shall have no obligation to pay SHPI any amounts of Quarterly Royalties held back pursuant to this Section; provided, however, that if, as part of a binding settlement or final non-appealable judgment, Licensee is reimbursed for any of its costs to defend such action or claim, Licensee shall pay SHPI any such held back Quarterly Royalties up to, but not in excess of, the reimbursement amount received by Licensee through such settlement or judgment.

                           ARTICLE 10 - FORCE MAJEURE

         10.1 Neither Party shall be responsible for any failures or delays from causes beyond its reasonable control, including, without limitation, acts of God, acts of government, war, fires, floods, strikes, or failure by third parties (not an Affiliate) to comply with their obligations (except for payment obligations) to that Party, so long as such failure or delay is not caused by the negligence, intentional conduct or misconduct of the nonperforming Party and the nonperforming Party has exerted and diligently continues to exert all reasonable efforts to resume or complete such performance.

                              ARTICLE 11 - GENERAL

         11.1 Neither Party may assign, pledge or hypothecate this Agreement to any third party without the prior written consent of the other Party; provided, however, that any assignment or transfer that is made in connection with an acquisition of all or substantially all of the assets or business of a Party relating to the Products does not require prior written consent of the other Party. Successors, assignees and transferees of rights and obligations under this Agreement are subject to the terms of this Agreement. Notice of each party's rights and obligations under this Agreement shall be provided to any

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assignee or transferee of this Agreement prior to any assignment or transfer.
Notice of such transaction shall be provided to the other Party within twenty
(20) days after execution of such transaction.

         11.2 Any notice required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered by messenger or air courier (fare prepaid), and all payments shall be delivered, to the party to whom such notice or payment is required or permitted to be given at its address set forth as follows: if given to Licensee, to: **; or, if given to SHPI, to: President, SHPI Inc, 585 West 500 South, Bountiful, Utah 84010. Any such notice shall be considered given when delivered, as indicated by signed receipt or other written delivery record and, absent such receipt or record, such delivery shall be deemed to have occurred one business day after sending by messenger or courier and five business days after sending by certified mail. A Party hereto may change that address to which notice to it is to be given by notice as provided herein.

         11.3 Jurisdiction: This Agreement shall be deemed entered into in the State of Delaware and shall be construed and governed solely by the laws of that state, without regard to choice of law doctrine.

         11.4 This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and all prior agreements respecting such subject matter, either written or oral, express or implied, are merged and canceled, and void and of no effect. No amendment or modification of this Agreement shall be valid or binding unless the same shall be made in writing and signed on behalf of each Party by their respective proper officers duly authorized to do so. In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without

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said provision. In such event, the Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement.

         11.5 Articles/Terms:

         11.5.1 The Article titles of this Agreement and the recitals are inserted for convenience only and shall not be construed as limiting in any manner.

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The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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         11.5.2 The defined terms provided in this Agreement and set forth in
Article I are referred to by capitalizing those terms throughout this Agreement. The definitions of those terms are understood to apply to both singular and plural uses of the defined terms.

         11.6 Failure to Enforce:

         11.6.1 The failure to enforce any of the terms and conditions of this Agreement by either of the Parties to this Agreement shall not be deemed a waiver of any other right or privilege under this Agreement or a waiver of the right to thereafter claim damages for any deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfillment of any obligation of any other Party to this Agreement.

         11.6.2 To be a waiver of any term or condition of this Agreement, the waiver must be in writing and signed by the Party making the waiver.

         11.7 Confidential Information: Any confidential or proprietary information disclosed by either Party to the other Party in connection with the transactions contemplated by this Agreement in oral, written or electronic form, which information is either prominently marked or otherwise indicated as "Confidential" or would be considered by a reasonable person to be confidential or proprietary in nature shall be deemed to be "CONFIDENTIAL INFORMATION".

         The recipient shall retain in confidence all of the CONFIDENTIAL INFORMATION for a period of three (3) years after termination of this Agreement, and shall not use the CONFIDENTIAL INFORMATION for any purpose other than in connection with the performance of its obligations under this Agreement, or as contemplated by this Agreement, and shall not disclose any portion of the CONFIDENTIAL INFORMATION to any third party, except that the recipient may disclose the CONFIDENTIAL INFORMATION in confidence to the recipient's

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employees, and then only to those of said employees who require access to the
CONFIDENTIAL INFORMATION for the purpose of performing such Party's obligations pursuant to this Agreement, and then only to such employees who have been advised of this Agreement and have agreed to maintain the confidentiality provisions hereunder.

         The recipient shall not have any obligation of confidence or non-use in respect of CONFIDENTIAL INFORMATION which:

         1) was known to the recipient prior to any disclosure thereof by the disclosing Party;

         2) is now in the public domain, or which in the future enters the public domain through no fault of the recipient (in which event recipient's obligation of strict confidence in respect thereto shall terminate on the date of entry of the INFORMATION into the public domain);

         3) is disclosed to the recipient at any time by a third party having the right to make such disclosure to the recipient, and without any obligation of confidence on the part of the recipient to the third party in respect of said disclosure;

         4) is released from its confidential status by the prior written consent of the disclosing Party; or

         5) is independently developed by employees of the recipient who were not involved directly or indirectly with INFORMATION provided hereunder, as is clearly provable by written documents in their possession.

         11.8 Agreement Confidentiality and Press Releases: The Parties shall not disclose to any third party the terms or existence of this Agreement, except
(a) as required by applicable law or government regulation, (b) on a confidential basis to a Party's attorneys or accountants for the purpose of rendering professional advice, or (c) by SHPI to Becton, Dickinson and Company ("BD") pursuant to a License Agreement between SHPI and BD dated May 27, 1997, under which BD has the right of first and final match offer to SHPI for

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Technology owned by or assigned to SHPI in the field of intravascular catheters and catheter introducers (except that SHPI shall redact information identifying Licensee as the Licensee hereunder). Likewise, the Parties shall not issue any press, marketing or other promotional release describing or acknowledging this Agreement, except with the prior written consent of the other Party, which such Party may delay, condition or withhold in its sole and absolute discretion. In the event that either Party is required to disclose the existence or terms of this Agreement pursuant to the Securities and Exchange Act of 1934, any regulations thereunder, or any applicable rules or regulations of any stock exchange, such Party shall deliver to the other Party a draft of the proposed disclosure, in advance, and shall incorporate any reasonable comments on such disclosure requested by the other Party, to the extent such comments conform with applicable law.

         11.9 This Agreement may be signed in two or more counterparts, each of which shall be an original.

         11.10 The relationship of the Parties hereto is that of independent contractors. The Parties hereto are not deemed to be agents, partners or joint venturers of the other for any purpose as a result of this Agreement or the transactions contemplated hereby.

         11.11 The Parties to this Agreement shall at any and all times, upon reasonable request by the other Party, or its legal representative, make, execute, and deliver any and all such other and further instruments as may be reasonably necessary for the purpose of giving full force and effect to the provisions of this Agreement, without charge.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized officers or representatives.

SHPI INC                                    **

By: /s/ Jeffrey Soinski                     By   /s/ **
  ---------------------                        -------------------------------
Its: President                              Its: **

Date: 12/5/05                               Date: 12/5/05

---------------
The "**" marks the location of information that has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT 1.7


Ser. No. 09/809,357
Filed 3/15/01
Pat. No. 6,595,955
Issued 7/22/03

Ser. No. 10/202,201
Filed 7/23/02
Pat. No. 6,902,546
Issued 6/7/05

Ser. No. 10/984,342
Filed 11/8/04
Pub. No. 2005-0059937
Pub. Date 3/17/05

Ser. No. 10/919,983
Filed 8/17/04
Pub. No. 2005-00443691
Pub. Date 2/24/05

Ser. No. 10/660,083
Filed 9/11/03
Pub. No. 2004-0092889
Pub. Date 5/13/04